Exhibit 10.1

Notice of Modification

August 14, 2023

To:	Chicken Soup for the Soul Entertainment, Inc. (the “Company”)
The Board of Directors of the Company (the “Board”)
The Audit Committee of the Board (“Audit Committee”)

Please be advised that Chicken Soup for the Soul, LLC (“CSS”), has determined, for the benefit of the Company, that, notwithstanding anything to the contrary contained in the management agreement (“CSS Management Agreement”) and license agreement (“CSS License Agreement” and together with the CSS Management Agreement, the “CSS Agreements”) by and between the Company and CSS, each as amended to date and last modified on March 30, 2023, CSS agrees and undertakes that if, at any time between the date hereof and August 31, 2024, the Board in consultation with the Audit Committee determines that the Company is unable to pay any cash portion of amounts due CSS under the CSS Agreements (the “Cash Amounts”), at the request of the Board, CSS shall defer the Cash Amounts for up to 12 months, without interest or penalty.

Chicken Soup for the Soul, LLC

By:	/s/ William J. Rouhana
William J. Rouhana, Jr., CEO

Receipt acknowledged:

Chicken Soup for the Soul Entertainment, Inc.

By:	/s/ Jason Meier
Jason Meier, CFO